                                                                   Exhibit 10.15


                 SALES AND MARKETING AGREEMENT FOR UHTS PRODUCTS
                 -----------------------------------------------


This is an Agreement, effective this 21st day of February, 2000, between Carl Zeiss Jena GmbH, Carl-Zeiss-Promenade 10, 07745 Jena, Germany (hereinafter ZEISS) and Cellomics, Inc., 635 William Pitt Way, Pittsburgh, PA 15238, USA (hereinafter CELLOMICS);

        WHEREAS, ZEISS has expertise and intellectual property in developing and manufacturing of "HTS/UHTS Readers" and "HTS/UHTS Systems" for the market of drug discovery.

        WHEREAS, CELLOMICS has expertise in application and marketing of assays and instrumentation in the area of High Content Screening which is a part of the drug discovery process.

        NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Specific Definitions. For purposes of this Agreement, the following definitions shall apply:

         1.1 "HTS" and "UHTS" shall mean  [*]



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

         1.2 "North America" shall mean the countries of: USA, Canada.

         1.3 "Net Sales Value" shall mean the amount invoiced to the customer.

         1.4 "Rule of Sixths" shall mean that method of calculation of compensation for out-of-territory sales by either party as set forth on Exhibit 1.0.

                                   ARTICLE II

                               MARKETING AND SALES

         2.1 ZEISS hereby appoints CELLOMICS to be ZEISS' exclusive dealer and distributor within North America for the items listed in Exhibit 2.0 and for accessories for such items (such items and accessories being hereinafter referred to as "Products"); and CELLOMICS hereby accepts such appointment.

         2.2 ZEISS and CELLOMICS will use their best efforts to convince customers to place orders with CELLOMICS for Products to be installed in North America and with ZEISS for Products to be installed outside North America. [*]



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

         2.3 [*]

         2.4 Production of literature, production of advertising and presentation materials for the Products shall be the sole responsibility of ZEISS with input from CELLOMICS.

         2.5 CELLOMICS shall have the sole responsibility for advertising placements, shows, and other promotional activities regarding the Products in North America. Therefore, CELLOMICS shall participate at shows such as but not limited to LabAutomation, Drug Discovery, and SBS. In the case of advertising placement and exhibitions which address the international community of the drug development market (such as advertisements in the Journal of Biomolecular Screening and presentations at exhibitions such as mentioned above) ZEISS will provide a proposal which CELLOMICS shall not unreasonably refuse to implement. In addition, ZEISS reimburses Cellomics a percentage of the total costs incurred by CELLOMICS. Such percentage shall be negotiated prior to such activity. It is understood that the ZEISS logo and name shall be shown at these activities.



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

         2.6 Training of CELLOMICS personnel for Product application and software support will be provided by ZEISS in Jena. Each party will bear its own cost with respect to such training and support. If requested by CELLOMICS, ZEISS will provide training for any new products added to Exhibit 2.0 by mutual written agreement of the parties.

         2.7 Leads for potential customers obtained by CELLOMICS for potential sales outside North America will be passed directly to ZEISS. Leads for potential customers obtained by ZEISS for potential sales in North America will be passed directly to CELLOMICS. CELLOMICS agrees to provide ZEISS with exhibition and conference reports. Additionally, CELLOMICS agrees to provide ZEISS with the minutes of customer contacts with regard to the Products if they relate to potential leads outside North America, on a timely basis. ZEISS agrees to provide such reports of customer contacts with regard to the Products if they relate to potential leads in North America on a timely basis.

         2.8 CELLOMICS shall purchase within the measurement periods described in Exhibit 3.0 a minimum Deutsche Mark volume based on transfer prices equal to the sum described in Exhibit 3.0. In the event CELLOMICS fails to purchase such minimum volume in accordance with this Article and Exhibit 3.0, ZEISS shall review with CELLOMICS in a management meeting the purchases, open orders, and deliveries, within a period beginning at the end of such measurement period and ending thirty (30) days thereafter. After this meeting, ZEISS shall be entitled to terminate CELLOMICS exclusivity under Section 2.1 of this Agreement or, at ZEISS's option, to terminate this Agreement in its entirety as a material breach under Section 5.2 hereof. Any such election by ZEISS shall be by written notice to CELLOMICS . In the event of such termination of the Agreement in its entirety, CELLOMICS will receive compensation in the amount of 10% of the Net Sales Value for sales occurring in North America within six (6) months of termination and with regard to which CELLOMICS can prove the acquisition of the sale by CELLOMICS (e.g. by proof that CELLOMICS has


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

made an offer to such customer). Such compensation shall be due after full payment by the customer to ZEISS.

         The parties shall agree upon further annual measuring periods and minimum volumes not later than six (6) months prior to the expiration of the last measuring period according to Exhibit 3.0.

         2.9 CELLOMICS will present its non binding sales projection for the Products in North America for the next business year (October 1 - September 30) 6 months prior to such business year.

         2.10 During the term of this Agreement CELLOMICS shall not sell within North America any merchandise which is competitive with any of the Products. CELLOMICS will promptly notify ZEISS whenever it sells any merchandise of a business which is in competition with ZEISS. In the event CELLOMICS fails to comply with Section 2.10, ZEISS shall be entitled to terminate CELLOMICS exclusivity under Section 2.1 of this Agreement immediately. The ArrayScan II, ArrayScan Kinetics Workstation, ArrayScan Kinetics Reader, CellChip system, and any and all Cellomics reagents are acknowledged to be not competitive with any of the Products.

         2.11 ZEISS will deliver any Products FCA Frankfurt (Incoterms 1990). The parties hereto agree that title to the Products ordered by CELLOMICS will pass to CELLOMICS at Frankfurt, Germany.

                                   ARTICLE III

                                CUSTOMER SUPPORT

         3.1 The parties recognize that the marketing and sales of the Products will require certain support activities and agree to allocate those support activities in accordance with this Article.

         3.2 CELLOMICS will be responsible for providing Product support in North America. Product support will include shipping, installation, warranty in accordance with Exhibit 4.0 and service of the Products at its expense.

         3.3 CELLOMICS shall inform ZEISS prior to the installation of Products of the basic customer data enabling ZEISS to provide remote service support.

         3.4 ZEISS will train a reasonable number of CELLOMICS' skilled service personnel in order to be qualified to provide advice to customers in the operation of the Products and to provide Product support. Each party will bear its own costs with respect to such training and support.

         3.5 CELLOMICS shall provide Product support to [*] by establishing a service team consisting of at least two skilled service technicians. The service requirements for the [*] are defined in Exhibit 5.0 and CELLOMICS agrees to fulfill all obligations in accordance with Exhibit 5.0 except installation as described in section 2 of Exhibit 5.0 and except that ZEISS shall retain responsibility for replacement of defective parts as described in sections 3 and 4 in Exhibit 5.0 and that except that ZEISS retains responsibility for the terms of section 5.0 and 10.0 of Exhibit 5.0. At least one service technician shall take over the responsibility for [*] before the end of [*] and shall participate in a systems training in Jena [*] to [*] by ZEISS in accordance with
Section 3.4. A second service technician shall be assigned to the [*] site before the end of [*].



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

         ZEISS shall pay to CELLOMICS the amount of [*] in two equal installments. The first installment shall be due 30 days after the signing of this Agreement. The second installment shall be due 30 days after CELLOMICS has notified ZEISS in writing that it has named both service persons and assigned him/her to the two tasks. If either [*] installations require more than [*] of service time per year, including travel, ZEISS shall reimburse CELLOMICS for service beyond [*] per system per year at a rate of $75.00 per hour, plus travel expenses.

         The parties agree that CELLOMICS shall have no further claims against ZEISS resulting from the fulfillment of CELLOMICS' obligations according to
Exhibit 5.0. CELLOMICS shall not bill any services according to Exhibit 5.0 to [*] except for the services described in Section 6 of Exhibit 5.0. In the event CELLOMICS fails to fulfill its obligations under Exhibit 5.0, ZEISS will notify CELLOMICS of such failure in writing and CELLOMICS will be given reasonable opportunity to remedy the notification of failure. CELLOMICS shall reimburse ZEISS for any costs incurred at ZEISS resulting from such failure at a rate of $75.00 per hour, plus travel expenses up to a maximum of USD 100,000. Any obligation resulting from Section 3.5 becomes only effective if confirmed in writing by ZEISS within 60 days separately from this Agreement.


                                   ARTICLE IV

                                    PRICING

         4.1 The prices for the Products sold by ZEISS to CELLOMICS are the transfer prices listed on Exhibit 2.0. CELLOMICS understands that prices set forth in Exhibit 2.0 will be recalculated by ZEISS at the beginning of each measurement period after the first measurement period. Recalculated prices will be limited to a maximum of 110% of the previous year's price. The invoices will be issued in the currency of Deutsche Mark.

         4.2 It is understood that CELLOMICS is free to set its own sales price in the marketplace.

         4.3 All revenues from sales of the Products by CELLOMICS in North America will be retained by CELLOMICS.



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

         4.4 The payment terms are: forty-five (45) days net for the "HTS/UHTS Reader" and for a "HTS/UHTS System" 70% of its transfer price within forty-five
(45) days net after the date of shipment to either CELLOMICS or the customer and 30% forty five (45) days net after installation at the customer.

         4.5 ZEISS shall provide demonstration equipment at the request of CELLOMICS and after mutual agreement as to the choice of equipment and accessories. ZEISS will issue a quarterly invoice for the loaned equipment based on a monthly rate of one percent (1%) of the transfer price. After 12 months CELLOMICS shall either return the equipment to ZEISS or purchase it at the transfer price minus all amounts paid pursuant to the terms of the preceding sentence including an extra discount of five percent (5%) on the transfer price. ZEISS will send the loan equipment DDP whereas CELLOMICS will return the equipment DDP (Incoterms 1990).

CELLOMICS shall accept the loan at any time during this Agreement for at least two (2) "UHTS/HTS" Readers for demonstration purposes.


                                    ARTICLE V

                              TERM AND TERMINATION

         5.1 The parties agree that this Agreement shall, unless sooner terminated, continue in effect until December 31, 2005. Notwithstanding the foregoing, the parties agree that this Agreement may be terminated by either party on not less than twelve months written prior notice to the other.

         5.2 Either party may terminate this Agreement upon material breach by the other party. The party intending to terminate shall give the other party written notice, and the party receiving the notice shall have thirty (30) days from the date such notice is received to cure any breach.


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

In the event such breach is not cured, termination of this Agreement shall become effective one hundred twenty (120) days after the date of the receipt of the termination notice. Failure by CELLOMICS to purchase minimum volumes as described in Section 2.8 and Exhibit 3.0 shall constitute a material breach unless such failure is a result of ZEISS inability to fulfill orders submitted by CELLOMICS and, provided that, in order to exercise its right of termination pursuant to this sentence, ZEISS must give CELLOMICS written notice of such election within a thirty (30) day period immediately following the close of the measurement period according to Exhibit 3.0 in which CELLOMICS shall have failed to meet such minimum volumes. Either party may terminate this Agreement with immediate effect in the event the other party comes under control of a competitor of the terminating party.

         5.3 After termination, the parties agree to continue cooperating with each other and to carry out an orderly termination of their relations. After termination, the parties shall account to each other for all revenues and expenses realized, due or owing pursuant to the terms of this Agreement.

         5.4 After termination of this Agreement, CELLOMICS shall cease to market the Products in North America in any way, except for inventory on hand, and the parties shall deliver to each other all materials and documents belonging to the other which have come into their possession as a result of this Agreement, and CELLOMICS shall cease all and any use of the commercial trademarks and/or names of ZEISS, except as permitted under other contracts.

         5.5 CELLOMICS shall have the right to liquidate its stock of software and hardware, and any promotional material relating thereto, in the event of termination. In the event CELLOMICS terminates this Agreement without cause or ZEISS terminates this Agreement due to a material breach by CELLOMICS then ZEISS may accept but shall not be obligated to repurchase spare parts purchased by CELLOMICS. In the event ZEISS terminates this Agreement without cause or CELLOMICS terminates this Agreement due to a material breach by ZEISS then CELLOMICS may return any spare parts within thirty (30) days after termination to ZEISS in the original packing. ZEISS shall then pay to CELLOMICS an amount equivalent to the price paid by CELLOMICS before minus 15% restocking fee.

         5.6 In the event of termination, all CELLOMICS' held customer related information will remain the sole property of CELLOMICS except as specified in
Section 3.3.


                                   ARTICLE VI

                                 CONFIDENTIALITY

         6.1 Prior to and during the term of this Agreement, the parties will disclose to each other certain confidential or proprietary information ("INFORMATION"), the disclosure of which to third parties could be commercially injurious to the owner of the INFORMATION.

         6.2 The disclosure of the INFORMATION is solely for the purpose of the furtherance of the marketing and sale of the Products and services described herein.

         6.3 Each party understands that the disclosing party considers the INFORMATION to be confidential and a trade secret.

         6.4 Each party will not disclose to any third party, or utilize for its own or another's benefit, the INFORMATION obtained from the disclosing party.

         6.5 The term "INFORMATION" shall not include, and the parties shall not have any obligations of confidence or non-disclosure with respect to:

                  6.5.1 information that is in the public domain at the time of its transmittal or which subsequently comes into the public domain without violation of any obligation of confidence assumed hereunder; or

                  6.5.2 information received from a third party without violation of an obligation of confidence to the transmitting party; or

                  6.5.3 information which the recipient party can show to have been in its possession at the time of transmittal; or


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
                  6.5.4 information which the recipient party can show to have been independently developed by employees of the recipient party who have not had access to proprietary information received hereunder; or

                  6.5.5 information which the recipient party is compelled to disclose pursuant to judicial action or the legal and enforceable request of a U.S. government agency, provided that the transmitting party is notified at the time such action or request is initiated, and further provided that the recipient party cooperates with the transmitting party in the event that the transmitting party seeks a protective order or other appropriate remedy to prevent disclosure of such information.

         6.6 If either party believes it essential to disclose any INFORMATION to a third party, the party wishing to disclose will first advise the other party what INFORMATION is to be disclosed, to whom it is to be disclosed and the purpose therefore. The party wishing to disclose will first obtain the other party's written permission to make the disclosure before making such disclosure, which permission may be withheld for any reason. The requesting party also agrees to require the third party recipient of the INFORMATION to acknowledge that such INFORMATION is confidential, to hold the INFORMATION confidential for the benefit of the disclosing party, and to sign a copy of a protective agreement, naming the disclosing party as a third-party beneficiary having the right to enforce the Agreement against the third party.

         6.7 All INFORMATION, where possible, shall be transferred from each party to the other in written form, and shall bear a conspicuous mark designating such INFORMATION to be confidential. Additionally, any INFORMATION transferred from each party to the other in an oral or other non-permanent or non-readable form, such as in a computer communication, shall be summarized in a brief memorandum which shall also bear a conspicuous mark designating such INFORMATION to be confidential. Furthermore, all INFORMATION transferred in tangible form shall be returned to the disclosing party upon request and/or at the termination of this Agreement.

         6.8 It is understood that this Agreement will neither obligate either party, nor grant to either party or any employees thereof, any rights in the INFORMATION, or any protectable interest stemming therefrom, during the term of the Agreement, except as specifically provided herein.

         6.9 Each party agrees that if it or any of its employees breaches any condition of this Agreement relating to the protection of proprietary or confidential rights or information, the owner of such right or information will be entitled to, in addition to all other remedies available, an immediate injunction prohibiting the party in breach of its obligations, or its employees, partners or other business associates, from committing any further breach of the Agreement.


                                   ARTICLE VII

                           WARRANTIES AND DISCLAIMERS

         7.1 Each party represents and warrants to the other party that it has no pre-existing contractual or other obligations to any third party which preclude it from entering into this Agreement and meeting its obligations hereunder, or which conflict with any Provision of this Agreement.

         7.2 Each party represents and warrants to the other party that it shall use any commercially reasonable efforts to achieve the objectives of the Agreement.


                                  ARTICLE VIII

                    TRADEMARKS, SERVICE MARKS AND TRADE NAMES

         8.1 CELLOMICS must obtain ZEISS's prior written approval for the design of CELLOMICS's sales materials, letterheads forms, etc. bearing the name or the trademarks of

ZEISS. CELLOMICS shall have the right to use the ZEISS's name and trademarks solely in the manner for which it has obtained ZEISS's approval and only during the term of this Agreement and such approvals will be made in a timely manner and not unreasonably withheld, except as provided in other contracts.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 Governing Law

         This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed in New York.

9.2 Actions Survive

         All causes of action accruing to either party under this Agreement shall survive termination for any reason, as shall provisions which expressly state such survival unless such survival is conditional and the requisite condition(s) has been fulfilled prior to or on such termination.

9.3 Entire Agreement; Superseder; Section Headings, Construction

         This Agreement constitutes the only and entire understanding between the parties concerning its subject matter and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

9.4 Amendments

         This Agreement may be amended or modified only in writing, signed by both parties.

9.5 Independent Contractor

         Each party shall have the status of an independent contractor without the authority to bind the other to any obligation.

9.6 Arbitration

         All disputes which arise out of this Agreement shall be settled by arbitration in Westchester County, New York in accordance with the conciliation and arbitration rules and regulations of the American Arbitration Association, to which the parties hereto submit including the AAA Optional Rules for Emergency Measures of Protection to preserve the status quo ante of the parties. The arbitrator shall have background and expertise relating to the issue(s) involved. The arbitration shall be in English. The arbitration hearing shall be held within sixty days of an arbitration demand. The arbitrator's decision shall be submitted within thirty (30) days of the conclusion of the arbitration hearing. The arbitrator's decision shall be binding, final and non-appealable. The parties shall share equally the cost of such arbitration. Any and all actions necessary to compel arbitration or to enforce the decision of the arbitrator or any aspect thereof shall be brought in the state or federal courts of Westchester County, New York and the parties specifically agree that the state and federal courts of or pertaining to Westchester County, New York shall have and the parties submit to the exclusive jurisdiction and venue of such courts.

9.7 Force Majeure

         If either party is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, war, civil commotion, acts of God, or any law, order or decree of any government or subdivision thereof, then such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided that such party notifies the other party in writing of such prevention in a manner which is timely under the circumstances.

9.8 Publicity

         Except as required by law or applicable stock exchange rule, no public statements shall be made by either party concerning this Agreement, its subject matter or its existence without prior consultation with and the approval of the other party, which approval shall not be unreasonably withheld. In the event CELLOMICS undertakes an initial or subsequent public offering of its stock, ZEISS agrees to review and give its approval to necessary statements regarding the existence and/or subject matter of this Agreement within twenty four (24) hours (but not less than one business day) of its receipt of a draft of the proposed language regarding this Agreement and ZEISS shall not unreasonably withhold such approval.

9.9 Severability

         In the event that any Provision of this Agreement shall be found to be illegal, invalid or unenforceable for any reason, such shall not affect the validity of the remainder of this Agreement, which shall be construed and interpreted as though such Provision was not present.

9.10 Notices

         Notices may be given to an officer of a party by:

                  A. personal delivery,

                  B. telex or telecopy or

                  C. certified or registered mail addressed or


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

                  D. overnight delivery by an internationally recognized courier service as follows:

If to ZEISS:        Dr. Norbert Gorny           and        Dr. Robert A. Grub
                    Carl Zeiss Jena, GmbH                  Microscopy Division
                    Carl-Zeiss-Promenade 10                Carl Zeiss Jena, GmbH
                    07740 Jena, Germany                    07740 Jena, Germany

                    with a copy to:    Carl Zeiss Inc.
                                       James Kelly
                                       One Zeiss Drive
                                       Thornwood, NY 10594


If to CELLOMICS:    D. Lansing Taylor, Ph.D.
                    President & Chief Executive Officer
                    635 William Pitt Way
                    Pittsburgh, PA 15238

                    with a copy to:    Sweeney Metz Fox McGrann & Schermer
                                       The Westinghouse Building - 18th Floor
                                       11 Stanwix Street
                                       Pittsburgh, PA 15222

9.11 Binding Effect

         This Agreement shall inure to the benefit of and be binding on each party's successors in interest and assigns.


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

9.12 Assignment

         The parties understand and agree that as soon as practicable after execution of this Agreement CELLOMICS will assign all benefits, rights, responsibilities and obligations of this Agreement to a soon to be formed wholly owned subsidiary of CELLOMICS, which the parties anticipate will be incorporated in the Cayman Islands, the European Economic Community or other jurisdiction outside of the United States of America; such assignment shall be specifically required and permitted. Except as provided in the preceding sentence, either party may assign this Agreement only in connection with the sale or disposition of the entire business of such party or that portion to which this Agreement pertains. Either party may assign this Agreement to an Affiliate(s) without permission of the other party. Affiliate shall mean an entity controlling, controlled by, or under common control with a party to this Agreement. ZEISS shall be entitled to refuse ist consent to an assignment in the event the Affiliate of CELLOMICS is a competitor of ZEISS.

9.13 Exhibits

         The following Exhibits form an integral part of this Agreement:

Exhibit 1.0: Rule of Sixths

Exhibit 2.0: Products and Transfer Prices

Exhibit 3.0: Minimum Volumes.

Exhibit 4.0: Limited Warranty

Exhibit 5.0: Service Requirements for  [*]

         IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts, each of which shall constitute an original Agreement, on behalf of the parties by their authorized officers as of the date first written above.


                                                                              17
     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT
OF 1933, AS AMENDED."

CARL ZEISS JENA GMBH

By [ILLEGIBLE]                               [ILLEGIBLE]
   --------------------                      ---------------------
Its EVP Microscopy                           VP Molecular M?????
    -------------------                      ---------------------
Date February 29, 2000                       February 28, 2000
     ------------------                      ---------------------


CELLOMICS , INC.


By D. LANSING TAYLOR
   --------------------
Its President & CEO
    -------------------
Date February 21, 2000
     ------------------

                                  Exhibit 1.0

Rule of Sixths


         [*]

         "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

                                  Exhibit 2.0



     (Pages 20 - 24)


1.  Products and Transfer Price Products  [*]



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

                                  Exhibit 3.0

                Two Year  [*]  Minimum Volume Purchase

Measurement Periods:                       Total (DM)

Oct. 2000 -- Sept. 2001                     7.5 Mio
Oct. 2001 -- Sept. 2002                      12 Mio

                                  Exhibit 4.0

                               LIMITED WARRANTY

ZEISS warrants to CELLOMICS that the Products are free from defects in material and workmanship. If CELLOMICS reports any failure of the Products to ZEISS within the warranty period, ZEISS will supply replacement parts without charge DDP (Incoterms 1990) in exchange for those defective parts which are sent to ZEISS DDP (Incoterms 1990) together with a written description of the defect
In no event will ZEISS provide a cash refund. CELLOMICS will pay all other costs incurred in connection with correcting the defect (including the cost of labor, travel and lodging). ZEISS' liability, and the exclusive remedy of CELLOMICS for defective Products shall be limited to replacement parts or to repaired parts.

This limited warranty shall (i) not apply if the Products have been subjected to abuse, misuse, accident, or neglect, (ii) this warranty shall inure to CELLOMICS its successors and assigns and those who purchase or use each Product from CELLOMICS and (iii) this limited warranty shall remain in effect for one year from the date that the Product is installed at the end user's location, but not more than 15 months after shipment (FCA Jena according to Incoterms
1990) from ZEISS' factory.

THIS LIMITED WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES; EXPRESS OR IMPLIED; BY OPERATION OF LAW OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE SOLE AND EXCLUSIVE REMEDY AGAINST ZEISS WITH RESPECT TO ANY CLAIMED DEFECT IN THE PRODUCT SHALL BE AS PROVIDED HEREIN AND SHALL IN NO CASE EXCEED THE COST OF REPLACEMENT. ZEISS SHALL NOT BE LIABLE IN CONTRACT OR IN TORT TO CELLOMICS OR ANY END USER OF THE PRODUCT FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO THE PRODUCT OR WITH RESPECT TO ZEISS' OBLIGATIONS WITH RESPECT TO THE PRODUCT
SHALL AS, BUT NOT LIMITED TO DAMAGE TO; LOSS OF OR LOSS OF THE USE OF

OTHER PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUES OR CLAIMS OF CELLOMICS OR ANY END USER FOR LOSSES OF ANY KIND, UNLESS CAUSED BY ZEISS' INTENT OR GROSS NEGLIGENCE.

ZEISS gives no warranty whatsoever with respect to parts with a limited technical lifetime such as data disks or cassettes. Components or Products produced by other manufacturers are warranted by ZEISS only to the extent that such components are warranted by the manufacturer supplying such components and to the extent that such warranties may be assignable by ZEISS. ZEISS' limited warranty with respect to any software included in the sale of the Products is limited to a warranty that such software, when properly installed, will not fail to execute its programming instructions due to defects in materials and workmanship. If ZEISS receives notice of a software defect during the applicable warranty period, ZEISS will replace software media which do not execute programming instructions due to any defect. ZEISS does not warrant that the operation of software will be uninterrupted or error-free.

                                  EXHIBIT 5.0


SERVICE REQUIREMENTS FOR [*] INSTALLATION


1        TECHNICAL SUPPORT

CELLOMICS is responsible for technical support of the two systems installed at [*] and [*] after finalizing the acceptance procedure (SITE FACT TEST) and until the [*] warranty expires and until expiration of optional maintenance contract paid by [*] to CELLOMICS at rates described in section 6 of this
Exhibit 5.0. of the installed systems expire. A service technician from CELLOMICS will by physically present when the system is being installed and until the SITE FACT test is successfully completed. Furthermore, he will support and coordinate the after sales service as requested for optimization of the system.

2        INSTALLATION

The installation will be carried out by the ZEISS service engineer, assisted by a sufficient manpower from the [*]. ZEISS will provide written information, that consists of an Installation manual containing drawings of the main units, their associated components and interconnections and space required for setup and operation. Recommendations referring to storage prior to installation, unpacking and assembly will also be part of the Installation manual. A full technical support until the successful SITE FACT TEST will be carried out by the ZEISS engineers and the ZEISS Headquarter's service organization. Because the ZEISS engineer will be continuously present during installation, frequent meetings during the acceptance period are easy to arrange.

3        LIMITED WARRANTY

The equipment installed is guaranteed by ZEISS for [*] from the date of the successful SITE FACT TEST at [*] site against any defects arising from defective design, materials, or construction as well as functionality to the specifications given. Warranty covers parts, labor, travel, hotel and subsistence expenses. Parts supplied under warranty shall be delivered by ZEISS free of all charges, including freight and duty. ZEISS will grant the same warranty on all spare parts as that provided with the original equipment. Spare parts can be ordered at the central spare parts stock at ZEISS in Jena for 5 days a week/8 hours per day. ZEISS will provide spare parts for eight years following the successful SITE FACT TEST of the equipment. The coverage period of the CELLOMICS service engineer is from Mo-Fr, 08:00 am to 05:00 pm, with 4hrs telephone response. During warranty, CELLOMICS will furnish a telephone support, in order to provides expert assistance in the identification and correction of the equipment faults. This telephone support is available within two hours from Mo-Fr, 08:00 am to 06:00 pm. Preventive maintenance, repair and upgrades (including software and firmware) affecting the use of the equipment will be communicated by CELLOMICS to the site [*] PROJECT MANAGER.

Warranty service:                   [*]



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

Incl.:   5 days x 8 hrs coverage, best effort for 24 hrs on-site response, excluding weekends/holidays (CELLOMICS)
Incl.:   Spare parts stock in centralized location (in Jena), ordering 5 days x
8 hours (ZEISS)
Incl.:   Hotline: Mon-Fri, 08:00 am to 06:00 pm (CELLOMICS)


4        SPARE PARTS

ZEISS will provide all spare parts to CELLOMICS including those needed for preventive maintenance and all consumable spare parts. This will be done by a central spare part stock at Carl ZEISS in Jena and at a logistics company with 24h/d, 7d/w delivery capabilities (MTC, Munich), where all parts for preventive maintenance and consumables will be stored.
Spare parts for the reader and the system:   to be specified (ZEISS)
Consumables for the complete system:         to be specified (ZEISS)

5        ENVIRONMENTAL, HEALTH AND SAFETY

The material has been designed and manufactured to be operated and maintained safely. This is well documented by CE, ISO9001 and CSA standard.

6        OPTIONAL MAINTENANCE CONTRACT AND OVERTIME RATES

Request of on-site service support:
Unless otherwise requested, the CELLOMICS service engineers, responsible for the [*] sites, are in charge and all costs listed refer to their working time and total travel expenses (time, travel cost).
USA:              Technical Service Support [*]$    per working hour
                  Travel time               [*]$    per travel hour
                  These rates exclude: Hotel and travel costs
The prices apply to the standard working time:
         Mo. - Fri    08:00am. - 05:00pm.
Beyond the CELLOMICS ZEISS standard working time, an extra charge for working hours but not traveling time may be charged by CELLOMICS to [*]
         Monday to Friday  25%
         Saturday          50%

         Sunday            100%
         Holidays          150%


     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

7        [*]


     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

8        MAINTENANCE DURING WARRANTY

This extended service is included in the warranty. The intent is to enable [*] to provide an optimal on-site support for the equipment. Therefore, this extended service includes 1st level training sessions on-site during and after installation and preventive maintenance visits.

o        1/2-year maintenance by maintenance schedule
o        [*] Escalation Plan
o Direct telephone line of [*] to CELLOMICS' service support and spare parts stock
o        CELLOMICS service engineer with priority for the HTS-System

9        PREVENTIVE MAINTENANCE

The half year maintenance will be done with a maintenance schedule where the CELLOMICS service engineer will mark off the specified instructions. Scheduling of each of the preventive maintenance visits will be arranged between the [*] service technician, Project Manager and the service engineer two weeks in advance.

The tasks include, but are not limited to:
-  Lubrication of defined mechanical components
-  Check of wear parts
-  Check of sensors, motors, gear drives, etc.
-  Alignment of the plate handling
-  Quality check of reader performance
-  Updates of hardware and software

10       TRAINING

ZEISS will offer a 1st level service training for [*] service personnel in the [*] of warranty with a basic course immediately during and after system's installation at each site and one advanced training course in Jena. In the [*] of warranty ZEISS offers an other advanced training course in Jena.

In the advanced service training, the participants will get a refreshment to keep in practice, software updates, and they will discuss questions and problems in small groups together with the trainer by practical examples.

[*] service personnel which participated in at least one basic course is certified to work on the system without voiding the guarantee.

1st level:        [*] service personnel

Operation of the system:   handling of application software
                           run of the system incl. MTP processing
                           various measurement modi of the reader



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

Replacement of components: adjustment of the plate handling
                           initialization of components
                           handling of test software

Updates:                   firmware updates
                           software updates
                           hardware updates

Repair:                    Minor failures

ADDITIONAL SERVICE TRAINING PROVIDED BY ZEISS IF REQUESTED BY [*]

                           1st Level: [*]


1ST LEVEL BASIC SERVICE TRAINING

REQUIREMENTS

o Good knowledge and experiences in modern electronics and computer controlled systems.

o        Skills and experience for mechanical and optical adjustment work.

o        Computer knowledge (Network, Win NT 4.0).

o        Service experience.



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."